Exhibit 3.1

ARTICLES OF AMENDMENT

for a

MARYLAND   STOCK   CORPORATION

(1)

(2)  India Globalization Capital, Inc.

a Maryland corporation, certifies to the State Department of Assessments and Taxation of Maryland that the charter of the corporation shall be and hereby is amended as follows:

(3)  The name of the corporation is changed to IGC Pharma, Inc.

This amendment of the charter of the corporation has been approved by

(4)  a majority of the entire board of directors in accordance with MGCL § 2-605(a)(1).

The undersigned acknowledges that this is an act of the above-named corporation, and verifies, under the penalties for perjury, that the matters and facts stated herein, which require such verification, are true and accurate, to the best of his/her knowledge, information, and belief.

(5)		(5)
	ATTESTED TO BY (signature/title)		SIGNED BY (signature/title)

(6)  Return address of filing party:

PilieroMazza PLLC, Attn: Melissa Grodi, Paralegal

1001 G Street N.W., Ste. 1100

Washington, DC 20001

MARYLAND STATE DEPARTMENT OF ASSESSMENTS & TAXATION	CHANGING Maryland for the Better	301 WEST PRESTON STREET, BALTIMORE, MARYLAND 21201-2395
SDAT Corporate Charter Amendment Revised July 2020		Page 1 of 2